                                                                   EXHIBIT 1(B)
                               DUKE POWER COMPANY

                        COMMON STOCK (WITHOUT PAR VALUE)

                             UNDERWRITING AGREEMENT
                            (INTERNATIONAL VERSION)


                                                                  March __, 1994

GOLDMAN SACHS INTERNATIONAL,
MERRILL LYNCH INTERNATIONAL LIMITED,
MORGAN STANLEY INTERNATIONAL
  As representatives of the several Underwriters named in Schedule I hereto,
c/o Goldman Sachs International,
    Peterborough Court,
    133 Fleet Street,
    London EC4A 2BB England

Dear Sirs:

         The stockholder named in Schedule II hereto (the "Selling Stockholder") of Duke Power Company, a North Carolina corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 2,800,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 400,000 additional shares (the "Optional Shares") of Common Stock (without par value) ("Stock") of the Company (the Firm Shares and the Optional Shares which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares").

         It is understood and agreed to by all parties that the Company and the Selling Stockholder are concurrently entering into an agreement, a copy of which is attached hereto (the "U.S. Underwriting Agreement"), providing for the sale by the Selling Stockholder of up to a total of 12,800,000 shares of Stock (the "U.S. Shares"), including the overallotment option thereunder, through arrangements with certain underwriters in the United States (the "U.S. Underwriters"), for whom Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated are acting as representatives. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the U.S. Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the U.S. Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between the Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates and for consultation by the Lead Managers hereunder with Goldman, Sachs & Co. prior to exercising the rights of the Underwriters under Section 7 hereof. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the U.S. Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the Registration Statement and amendments thereto as mentioned below. Except as used in Sections 2, 3, 4, 9 and 11 herein, and except as context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the U.S. Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

         In addition, this Agreement incorporates by reference certain provisions from the U.S. Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to the "Shares" shall be to the Shares hereunder as just defined, to "this Agreement" (meaning therein the U.S. Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the representatives of the Underwriters or to Goldman, Sachs & Co. shall be to the addressees of this Agreement and to Goldman Sachs International ("GSI"), and, in general, all such provisions and defined terms shall be applied mutatis mutandis as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the U.S. Underwriting Agreement.

         1. The Company and the Selling Stockholder hereby make to the Underwriters the same respective representations, warranties and agreements as are set forth in Section 1 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         2. Subject to the terms and conditions herein set forth, (a) the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder at a purchase price per share of $. . . . the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Selling Stockholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares)





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
determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of the Optional Shares which all of the Underwriters are entitled to purchase hereunder.

         The Selling Stockholder hereby grants to the Underwriters the right to purchase at their election up to 400,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Selling Stockholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Selling Stockholder otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by GSI of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and in the forms of Agreement among Underwriters (International Version) and Selling Agreements, which have been previously submitted to the Company by you. Each Underwriter hereby makes to and with the Company and the Selling Stockholder the representations and agreements of such Underwriter as a member of the selling group contained in Sections 3(d) and 3(e) of the form of Selling Agreements.

         4. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as GSI may request upon at least forty-eight hours' prior notice to the Selling Stockholder, shall be delivered by or on behalf of the Selling Stockholder to you for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks, payable to the order of the Selling Stockholder in New York Clearing House funds, all at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 or at such other place as you and the Selling Stockholder may determine. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on . . . . . . , 1994 or at such other time and date as you and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the

Selling Stockholder may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." Such certificates will be made available for checking and packaging at least twenty-four hours prior to each Time of Delivery at such office of Goldman, Sachs & Co.

         5. The Company hereby makes with the Underwriters the same agreements as are set forth in Section 5 of the U.S. Underwriting Agreement which Section is incorporated herein by this reference.

         6. The Company, the Selling Stockholder, and the Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in
Section 6 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         7. Subject to the provisions of the Agreement between the Syndicates, the obligations of the Underwriters hereunder shall be subject, in their discretion, at each Time of Delivery to the condition that all representations and warranties of the Company and the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of their respective obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 7 of the U.S. Underwriting Agreement, which Section is incorporated herein by this reference.

         8. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, as follows:

                          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or





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
                 omission was made in reliance upon and in conformity with written information furnished to the Company by an Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto).

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company.

                    (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

         In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or, if it so elects, within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim, but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought, which approval shall not be unreasonably withheld. In any such suit, any Underwriter or any such controlling person shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company and such Underwriter shall have mutually agreed to the employment of such counsel, or (ii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that a conflict of interest between the Company and such Underwriter or such controlling person may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and also the indemnified party (it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially





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
similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and all such controlling persons, which firm shall be designated in writing by you). The Company agrees to notify you within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person who controls the Company within the meaning of Section 15 of the Act, in connection with the sale of the Shares.

         (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company, its directors, and each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and the Selling Stockholder and its officers and trustees, to the same extent as the indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

         9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any





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
amendments to the Registration Statement or the Prospectus which may be required. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Selling Stockholder to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity agreement in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. The respective indemnities, agreements, representations and warranties of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or the Selling Stockholder, or any officer or director or controlling person of the Company or any trustee of the Selling Stockholder, and shall survive delivery of and payment for the Shares.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder as provided herein, the Selling Stockholder will reimburse the Underwriters through GSI for all out-of-pocket expenses approved in writing by GSI, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in
Section 6 and Section 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by GSI on behalf of you as the representatives of the Underwriters.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of GSI, Peterborough Court, 133 Fleet Street, London EC4A 2BB England, Attention: Syndicate Department, Telex No. 94012165, facsimile transmission No. (071) 774-1550; if to the Selling Stockholder shall be delivered or sent by mail or facsimile transmission to counsel for the Selling Stockholder at its address set forth in
Schedule II hereto; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, (facsimile number (704) 382-8137) Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(a) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address or facsimile number set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address or facsimile number will be supplied to the Company or the Selling Stockholder by GSI upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Section 8 and Section 10 hereof, the officers and directors of the Company, the trustees of the Selling Stockholder, and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.





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
         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.





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

         15. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters (International Version), the form of which shall be furnished to the Company and the Selling Stockholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.


                                          Very truly Yours,

                                                 DUKE POWER COMPANY


                                                 By:
                                                    --------------------------
                                                         Ellen T. Ruff
                                                           Secretary


                                                 THE DUKE ENDOWMENT


                                                 By:
                                                    --------------------------


The foregoing Underwriting
  Agreement is hereby confirmed
  and accepted as of the date
  first above written.

GOLDMAN SACHS INTERNATIONAL
MERRILL LYNCH INTERNATIONAL LIMITED
MORGAN STANLEY INTERNATIONAL

By:  GOLDMAN SACHS INTERNATIONAL


     By:
        ----------------------------
     On behalf of each of the Underwriters





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
                                   SCHEDULE I



                                                                                                   NUMBER OF
                                                                                                   OPTIONAL
                                                                                                 SHARES TO BE
                                                             TOTAL NUMBER OF                     PURCHASED IF
                                                               FIRM SHARES                      MAXIMUM OPTION
        UNDERWRITER                                          TO BE PURCHASED                       EXERCISED
        -----------                                          ---------------                       ---------
Goldman Sachs International

Merrill Lynch International
  Limited

Morgan Stanley International

[Names of other International Underwriters]




                                                                ---------                       --------
Total                                                           2,800,000                        400,000
                                                             ============                    ===========





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
                                  SCHEDULE II



                                                                                            NUMBER OF
                                                                                            OPTIONAL
                                                                                          SHARES TO BE
                                                             TOTAL NUMBER OF                 SOLD IF
                                                               FIRM SHARES               MAXIMUM OPTION
SELLING STOCKHOLDER                                            TO BE SOLD                   EXERCISED
- -------------------                                            ----------                   ---------
The Duke Endowment (a)                                          2,800,000                   400,000
                                                             ============                   ========

         (a) The Selling Stockholder is represented by Dewey Ballantine, 1301 Avenue of the Americas, Suite 2600, New York, New York 10019, facsimile number
(212) 259-6333.





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